Exhibit 10.2

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement (this “Amendment”) is dated as of November 21, 2013 (the “Effective Date”), and is made by and between each of the parties named on Schedule “1” attached hereto (each, individually a “Seller” and, collectively, “Sellers”), and CHP Partners, LP, a Delaware limited partnership (“Purchaser”).

WITNESSETH:

WHEREAS, Sellers and Purchaser are parties to the Purchase and Sale Agreement dated as of October 7, 2013 (the “Original Purchase Agreement”), as amended by the First Amendment to Purchase and Sale Agreement dated as of November 11, 2013 to be retroactively effective as of November 6, 2013 (the “First Amendment”). The Original Purchase Agreement, as amended by the First Amendment, shall hereinafter be referred to as the “Purchase Agreement”. All capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, in accordance with the terms of Section 12 of the First Amendment, Sellers and Purchaser desire to amend the Purchase Agreement, all upon the terms and conditions set forth in this Amendment, as well as to make certain modifications to the Purchase Agreement, as more specifically set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Due Diligence Period. Article I of the Purchase Agreement is hereby amended by amending and restating the term “Due Diligence Period” in its entirety as follows:

“Due Diligence Period.” The period commencing on the Effective Date and ending at 5:00 p.m. (Eastern Time) on November 22, 2013.”

2. Notice Deadline. Article I of the Purchase Agreement is hereby amended by amending and restating the term “Notice Deadline” in its entirety as follows:

“Notice Deadline” (i) for the Cedar Park Property, January 14, 2014, (ii) for each of the Midland Property, the Plainfield Property and the San Angelo Property, February 14, 2014, (iii) for each of the Bryan IL Property and the Bryan AL Property, March 16, 2014, (iv) for the Mansfield AL Property, April 15, 2014 and (v) for the Mansfield IL Property, May 16, 2014.”

3. Additional Defined Terms. Article I of the Purchase Agreement is hereby amended by adding the following terms thereto:

“Bryan IL Renovations.” As set forth in Section 7.5(n) hereof.

“Bryan IL Seller.” As set forth in Section 7.5(n) hereof.

“Immediate Repair” or “Immediate Repairs.” As set forth in Section 7.5(o) hereof.

“Mansfield AL Property.” That certain Property located at 200 East Debbie Lane, Mansfield, Texas.

“Mansfield AL Seller.” Mansfield AL Group, LP, a Texas limited partnership.

“Midland Property.” That certain Property located at 4800 Briarwood Avenue, Midland, Texas.

“Plainfield Manager.” As set forth in Section 2.9(b) hereof.

“Plainfield REA.” As set forth in Section 9.2(q) hereof.

“Plainfield Seller.” Plainfield Care Group, LLC, a Delaware limited liability company.

“Retaining Wall Condition.” As set forth in Section 8.5 hereof.

“Retaining Wall Easement.” As set forth in Section 8.5 hereof.

“San Angelo Property.” That certain Property located at 6102 Grand Court Road, San Angelo, Texas.”

4. Deletion of Defined Term. The term “Remaining Properties” is hereby deleted from Article I of the Purchase Agreement.

5. Plainfield Management Agreement.

(a) Section 2.9(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Purchaser hereby agrees that it will negotiate in good faith with the Plainfield Manager or an Affiliate of the Plainfield Manager and shall use its commercially reasonable efforts to reach an agreement on a new form or amended and restated form of property management agreement for the Plainfield Property as soon as reasonably practicable, but in all events on or prior to February 14, 2014. Purchaser covenants that, on or prior to February 14, 2014, it will either (i) have agreed to a new form or amended and restated form of property management agreement for the Plainfield Property with the Plainfield Manager or an Affiliate of the Plainfield Manager or (ii) have agreed to a new form of property management agreement for the Plainfield Property with another management company. For the avoidance of doubt, Purchaser acknowledges that the failure of Purchaser to have agreed to a form of property management agreement for the Plainfield Property with Plainfield Manager, an Affiliate of Plainfield Manager or another management company shall not relieve Purchaser of its obligations under Section 8.1(b) of the Purchase Agreement to submit the licensing application and other documents required by the applicable governmental or administrative agency or authority by the date on which it is necessary to do so in order to satisfy, on or prior to the Closing Date for the Plainfield Property, the conditions set forth in Section 10.1(c) and Section 10.2(c) of this Agreement.”

(b) Section 7.2(s) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(s) (i) For each Property (other than the Plainfield Property), a termination of property management agreement executed by the applicable Seller (or, as the case may be, the applicable SNF Subsidiary) and Manager and, (ii) for the Plainfield Property, in the case that the Purchaser or its designee will enter into a new property management agreement with Plainfield Manager, an Affiliate of Plainfield Manager or another management company, a termination of property management agreement executed by the Plainfield Seller and Plainfield Manager or, in the case that the Purchaser or its designee will enter into an amended and restated property management agreement with Plainfield Manager or its Affiliate, an Assignment and Assumption of the Plainfield Management Agreement executed by the Plainfield Seller;”

6. Waiver of Section 2.10 Termination Right. Sellers hereby waive their, and Purchaser hereby waives its, right to terminate the Purchase Agreement pursuant to Section 2.10 of the Purchase Agreement. As a result of this waiver, Sellers and Purchaser hereby agree that the termination right set forth in Section 2.10 of the Purchase Agreement is null, void and of no further force and effect.

7. Mansfield IL Property. Section 2.12(f) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(f) If the Mansfield IL Lender has not finally approved the Assumption Documents in accordance with the provisions of this Section 2.12 on the Closing Date set forth in the Closing Notice for the Mansfield IL Property, then Sellers and Purchaser shall each have the right to extend the Closing Date for up to two (2) periods of thirty (30) days each by written notice to the other party. On the date that is sixty (60) days after the Closing Date set forth in the Closing Notice for the Mansfield IL Property, if the Mansfield IL Property has not been sold subject to the Mansfield IL Loan to Purchaser’s applicable designee in accordance with the provisions of this Section 2.12, then either Seller or Purchaser shall have the right to terminate this Agreement solely as the same relates to the Mansfield IL Property by giving notice to the other party prior to the date that the Mansfield IL Property is sold in accordance with the provisions of this Section 2.12.”

8. Bryan Renovations. The following provision shall be added to the Purchase Agreement as Section 7.5(n):

“(n) Bryan Senior Investors, LP, a Texas limited partnership (“Bryan IL Seller”) is planning to retrofit and renovate the Bryan IL Property in connection with its “Personal Advantage” program (the “Bryan IL Renovations”). Purchaser hereby agrees that, subject to Purchaser’s receipt of paid invoices and/or other evidence of payment reasonably satisfactory to Purchaser, Purchaser will reimburse Bryan IL Seller through a credit on the Closing Statement in an amount up to One Hundred Fifty Thousand and xx/100 Dollars ($150,000.00) at Closing of the Bryan IL Property for the actual out-of-pocket costs and expenses incurred by the Bryan IL Seller in connection with the Bryan IL Renovations.”

9. Immediate Repairs. The following provision shall be added to the Purchase Agreement as Section 7.5(o):

“(o) Each Seller agrees to endeavor to complete the immediate repairs with respect to its Property as set forth in Schedule 7.5(o) attached hereto and made a part hereof (collectively, the “Immediate Repairs” and, each, an “Immediate Repair”), in each case prior to the Closing Date for its Property. To the extent that a Seller has not completed an Immediate Repair prior to the Closing Date for its Property, Seller will provide Purchaser with a credit on the Closing Statement in an amount equal to the cost of the particular uncompleted Immediate Repair as set forth on Schedule 7.5(o) minus, to the extent Seller has commenced the Immediate Repair, any amount expended by Seller toward the Immediate Repair prior to the Closing Date, as evidenced by paid invoices and/or other evidence of payment reasonably satisfactory to Purchaser. For avoidance of doubt, the cost of all Immediate Repairs shall be deemed to be capital expenses.”

10. Closing Date. Section 7.1(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) On the date that is at least forty-five (45) days prior to the date on which Purchaser intends to acquire a Property, Purchaser shall deliver to the applicable Seller written notice (the “Closing Notice”) of the date on which Purchaser intends to proceed to Closing on the Property, which date shall be (x) not less than forty-five (45) days after the date of the Closing Notice and (y) (i) for the Cedar Park Property, no later than February 28, 2014, (ii) for each of the Plainfield Property, the Midland Property and the San Angelo Property, no later than March 31, 2014, (iii) for each of the Bryan IL Property and the Bryan AL Property, no later than April 30, 2014, (iv) for the Mansfield AL Property, no later than May 30, 2014, and (v) for the Mansfield IL Property, no later than June 30, 2014. If Purchaser has not delivered the Closing Notice to the applicable Seller on or prior to the Notice Deadline for a Property, Purchaser will be deemed to have delivered the Closing Notice to the applicable Seller on the Notice Deadline for such Property and deemed to have provided, in such deemed Closing Notice, that the Closing of such Property will take place on the date that is forty-five (45) days after the Notice Deadline.”

11. Post-Closing Escrow Agreement.

(a) The following provision shall be added to the Purchase Agreement as Section 7.2(x):

“(x) the Post-Closing Escrow Agreement, prepared and executed by the applicable Seller(s).”

(b) The following provision shall be added to the Purchase Agreement as Section 7.3(j):

“(j) the Post-Closing Escrow Agreement, prepared and executed by Purchaser’s applicable designee(s).”

(c) The second sentence of Section 11.3(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following sentence:

“The Cap Amount shall be placed in escrow with the Post-Closing Escrow Agent at Closing out of funds that would otherwise be payable to Sellers (the “Post-Closing

Liability Escrow”), pursuant to the terms and conditions of the Post-Closing Escrow Agreement, (i) in form and content attached hereto as Exhibit “M-1” if Purchaser or its designee(s) acquire(s) more than one (1) Property on the Closing Date or (ii) in form and content attached hereto as Exhibit “M-2” if Purchaser or its designee acquires only one (1) Property on the Closing Date (each such document, the “Post-Closing Escrow Agreement”).”

(d) For purposes of clarification, while it is the intention of Sellers and Purchaser that a separate Post-Closing Escrow be established and a separate Post-Closing Escrow Agreement be executed on each Closing Date under the Purchase Agreement, the Threshold Amount shall still be measured on an aggregate basis across all Properties (and not only the Properties subject to a particular Post-Closing Escrow Agreement).

12. Retaining Wall Easement. The following provision shall be added to the Purchase Agreement as Section 8.5:

“8.5 Retaining Wall Easement. The Mansfield IL Seller agrees, subject to the approval of the Mansfield IL Lender in accordance with the terms of the Mansfield IL Loan Documents, to grant to the Mansfield AL Seller an easement for the existing encroachment of a retaining wall located on the Mansfield AL Property onto a portion of the Mansfield IL Property (the “Retaining Wall Easement”). Provided that the Mansfield IL Lender approves the Retaining Wall Easement, the Mansfield IL Seller will cause the Retaining Wall Easement to be recorded in the applicable land records prior to or on the Closing Date, but in all events prior to the recordation of the applicable Deed.”

Seller and Purchaser agree that Section 10.1 and 10.2 of the Purchase Agreement are amended to add as a mutual condition of Closing for the Mansfield IL Property and the Mansfield AL Property only (the “Retaining Wall Condition”) that (i) the Mansfield IL Seller has delivered into escrow with the Title Company the Retaining Wall Easement, (ii) Purchaser’s lender has confirmed that the Retaining Wall Easement will not be required in order for it to finance Purchaser’s acquisition of the Mansfield AL Property, or (iii) the retaining wall has been relocated at the Mansfield AL Seller’s sole cost and expense such that it is located entirely on the Mansfield AL Property (provided that the Mansfield AL Seller also delivers an engineering report confirming that such relocation has not materially adversely affected the stability of any improvements on the Mansfield AL Property). Seller and Purchaser shall each use their commercially reasonable efforts to cause the Retaining Wall Condition to be satisfied as of the earliest date practicable. Without limiting the foregoing, Purchaser covenants to give Seller Notice, which Notice shall include a waiver of the Retaining Wall Condition, if Purchaser’s lender has confirmed that the Retaining Wall Condition will not be required in order for it to finance Purchaser’s acquisition of the Mansfield AL Property. If the Retaining Wall Condition has not been satisfied as of the date specified in Purchaser’s Closing Notice with respect to the Mansfield AL Property, the Mansfield AL Seller shall have the right to extend the Closing Date for the Mansfield AL Property to a date not later than May 30, 2014.

13. Plainfield REA. The following provision shall be added to the Purchase Agreement as Section 9.2(q):

“(q) As of the date hereof, neither the Plainfield Property nor the Plainfield Seller is in default of the Reciprocal Operating and Easement Agreement dated October 3, 2008 by and between Van Dyke Road Venture, LLC and Plainfield Care Group, LLC and recorded October 10, 2008 as Document R2008124811 in the applicable land records (the “Plainfield REA”) and, to the Plainfield Seller’s knowledge, as of the date hereof, no event has occurred that with the passage of time or the giving of notice, or both, would constitute a default by the Plainfield Property or the Plainfield Seller under the Plainfield REA. Further, as of the date hereof, no charges or fees are due and payable by the Plainfield Seller under the terms of the Plainfield REA.”

14. Exhibits.

(a) Exhibit “C-2” to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit “C-2” attached hereto.

(b) Exhibit “M” to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit “M-1” and Exhibit “M-2” attached hereto.

(c) Exhibit “N” to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit “N” attached hereto.

(d) Exhibit “C-3”, Exhibit “O” and Exhibit “P” attached hereto are hereby added to the Purchase Agreement as Exhibit “C-3”, Exhibit “O” and Exhibit “P”, respectively; provided Exhibit “P” is substantially the form of Management Agreement used with respect to JEA. Purchaser hereby acknowledges that none of the Properties will be subject to pooling arrangements and, as a result, all references to in the Purchase Agreement to manager pooling agreements are hereby deleted and no manager pooling agreement has been attached hereto as part of Exhibit “O” or Exhibit “P”.

15. Ratification. All terms and conditions of the Purchase Agreement, not amended pursuant to this Amendment, are hereby ratified and confirmed and remain in full force and effect.

16. Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Any facsimile or electronic (which shall include electronic attachments in ‘pdf’ or ‘tif’ formats containing counterparts of the signature page(s)) signatures to this Amendment shall be deemed originals for purposes of determining the enforceability of this Amendment.

17. Further Assurances. The parties agree to execute and deliver any further documents or other instruments with respect to the amendments set forth in this Amendment as may reasonably be deemed necessary or appropriate to effect the amendments set forth in this Amendment.

18. Binding Effect. Each and every term and provision of this Amendment shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, personal representatives and assigns.

19. Incorporation of Recitals. The recitals hereto are incorporated herein as part of this Amendment.

[The Remainder of This Page Is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Purchase and Sale Agreement effective as of the Effective Date.

SELLERS:

MIDLAND CARE GROUP, LP, a Texas limited partnership

By:	Midland Care Group GP, LLC, a Texas limited liability company, its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

BRYAN AL INVESTORS, LP, a Texas limited partnership

By:	Bryan AL Investors GP, LLC, a Texas limited liability company, its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

BRYAN SENIOR INVESTORS, LP,
a Texas limited partnership

By:	Bryan Senior Investors GP, LLC, a Texas limited liability company, its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

[Signatures continue on the next page]

MANSFIELD AL GROUP, LP, a Texas limited partnership

By:	Mansfield AL Group GP, LLC, a Texas limited liability company, its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

CEDAR PARK AL GROUP, LP, a Texas limited partnership

By:	Cedar Park AL Group GP, LLC a Texas limited liability company, its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

WATERVIEW AT MANSFIELD INVESTORS, L.P., a Texas limited partnership

By:	Waterview at Mansfield GenPar, LLC, a Texas limited liability company, its general partner

	By:	/s/ Richard E. Simmons
Richard E. Simmons
Manager

PLAINFIELD CARE GROUP, LLC, a Delaware limited liability company

By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

[Signatures continue on the next page]

SAN ANGELO CARE GROUP, LP,
a Texas limited partnership

By:	San Angelo Care Group GP, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

[PURCHASER’S SIGNATURE FOLLOWS]

PURCHASER:

CHP PARTNERS, LP, a Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited liability company, its general partner

	By:	CNL Healthcare Properties, Inc., a Maryland corporation, its sole member

		By:	/s/ Tracey B. Bracco
		Name:	Tracey B. Bracco
		Title:	Vice President

Schedule “1”

1.	Midland Care Group, LP, a Texas limited partnership

2.	Cedar Park AL Group, LP, a Texas limited partnership

3.	Bryan AL Investors, LP, a Texas limited partnership

4.	Bryan Senior Investors, LP, a Texas limited partnership

5.	Mansfield AL Group, LP, a Texas limited partnership

6.	Waterview at Mansfield Investors, L.P., a Texas limited partnership

7.	Plainfield Care Group, LLC, a Delaware limited liability company

8.	San Angelo Care Group, LP, a Texas limited partnership

Schedule 1, Page 1

Schedule 7.5(o)

Immediate Repairs

(Intentionally Omitted)

EXHIBIT “C-2”

Form of Texas Deed (Multiple Properties)

SPECIAL WARRANTY DEED

(Intentionally Omitted)

EXHIBIT “C-3”

Form of Texas Deed (Single Property)

(Intentionally Omitted)

EXHIBIT “M-1”

Form of Post-Closing Escrow Agreement (Multiple Properties)

(Intentionally Omitted)

EXHIBIT “M-2”

Form of Post-Closing Escrow Agreement (Single Property)

(Intentionally Omitted)

EXHIBIT “N”

NOI Purchase Price Increase Calculation

The purchase price for each Property:

(a)	that closes on or before December 31, 2013 shall be:

The Allocated Purchase Price

(b)	that closes after December 31, 2013 but before February 1, 2014 shall be:

The Allocated Purchase Price plus an amount (but only to the extent that such amount is positive) equal to:

(NOI #1) less (Baseline NOI) divided by (Baseline Cap Rate)

(c)	that closes after January 31, 2014 but before March 1, 2014 shall be:

The Allocated Purchase Price plus an amount (but only to the extent that such amount is positive) equal to:

(NOI #2) less (Baseline NOI) divided by (Baseline Cap Rate)

(d)	that closes after February 28, 2014 but before April 1, 2014 shall be:

The Allocated Purchase Price plus an amount (but only to the extent that such amount is positive) equal to:

(NOI #3) less (Baseline NOI) divided by (Baseline Cap Rate)

(e)	that closes after March 31, 2014 but before May 1, 2014 shall be:

The Allocated Purchase Price plus an amount (but only to the extent that such amount is positive) equal to:

(NOI #4) less (Baseline NOI) divided by (Baseline Cap Rate)

(f)	that closes after April 30, 2014 but before June 1, 2014 shall be:

The Allocated Purchase Price plus an amount (but only to the extent that such amount is positive) equal to:

(NOI #5) less (Baseline NOI) divided by (Baseline Cap Rate)

(g)	that closes after May 31, 2014:

The Allocated Purchase Price plus an amount (but only to the extent that such amount is positive) equal to:

(NOI #6) less (Baseline NOI) divided by (Baseline Cap Rate)

For the avoidance of doubt, a purchase price increase shall nonetheless be applicable if a Property with negative Baseline NOI increases (e.g., become closer to or above zero) NOI #1, NOI #2, NOI #3, NOI #4, NOI#5, or NOI#6 as applicable, above its Baseline NOI, even if such NOI #1, NOI #2, NOI #3, NOI #4, NOI #5, or NOI#6 as applicable, remains negative.

Exhibit N, Page 1

The amount of the purchase price for any Property that is in excess of the Allocated Purchase Price for such Property (if any) (any such amount, the “Earnout”) shall be determined and paid to the applicable Seller as an earnout within forty-five (45) days of the last day of the month in which the Closing Date for such Property occurs.

The Earnout paid to each Seller under this Exhibit “N” (i) with respect to any Property that closes after December 31, 2013 but before March 1, 2014, shall in no event exceed three percent (3%) of the Allocated Purchase Price for the Property, (ii) with respect to any Property that closes after February 28, 2014 but on or before April 1, 2014, shall in no event exceed four percent (4%) of the Allocated Purchase Price for the Property, and (iii) with respect to any Property that closes after March 31, 2014 but on or before May 1, 2014, shall in no event exceed five percent (5%) of the Allocated Purchase Price for the Property. There will be no cap on the Earnout paid to each Seller under this Exhibit “N” with respect to any Property that closes after April 30, 2014.

For purposes of this Exhibit “N”, the following definitions shall apply:

Baseline Cap Rate shall mean Baseline NOI divided by the Allocated Purchase Price.

Baseline NOI shall mean Net Operating Income for the Property for the period of August 1, 2013 through October 31, 2013, annualized.

Net Operating Income shall mean Property revenues less Property expenses (including management fees, but excluding capital expenses).

NOI #1 shall mean Net Operating Income for the Property for the period commencing November 1, 2013 and ending January 31, 2014, annualized.

NOI #2 shall mean Net Operating Income for the Property for the period commencing December 1, 2013 and ending February 28, 2014, annualized.

NOI #3 shall mean Net Operating Income for the Property for the period commencing January 1, 2014 and ending March 31, 2014, annualized.

NOI #4 shall mean Net Operating Income for the Property for the period commencing February 1, 2014 and ending April 30, 2014, annualized.

NOI #5 shall mean Net Operating Income for the Property for the period commencing March 1, 2014 and ending May 31, 2014, annualized.

NOI #6 shall mean Net Operating Income for the Property for the period commencing April 1, 2014 and ending June 30, 2014, annualized.

Exhibit N, Page 2

EXHIBIT “O”

Form of Integrated Management Agreement

(Intentionally Omitted)

EXHIBIT “P”

Form of JEA Management Agreement

(Intentionally Omitted)